News

For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                    For Immediate Release

DENTSPLY International Reports Second Quarter 2013 Results

•	Earnings per diluted share of $0.60 on a US GAAP reported basis and a record $0.66 on an adjusted basis

•	Adjusted operating margin expanded 60 basis points to 19.2% from 18.6% in the prior year

York, PA - August 1, 2013 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months ended June 30, 2013.

Net sales in the second quarter of 2013 were essentially flat at $761.0 million compared to $763.0 million in the second quarter of 2012. Net sales, excluding precious metals content, in the second quarter of 2013 of $716.0 million increased 2.5% from $698.5 million in the second quarter of 2012. Constant currency net sales growth, excluding precious metals content, in the second quarter was 2.7%, reflecting strong internal growth in the U.S. and more modest internal growth in the other geographic regions.

Net income attributable to DENTSPLY International for the second quarter of 2013 was $87.2 million, or $0.60 per diluted share, compared to $80.8 million, or $0.56 per diluted share in the second quarter of 2012. On an adjusted basis, excluding certain items, earnings grew 7% to $0.66 per diluted share for the second quarter of 2013 from $0.62 in the same period in 2012. A reconciliation of the non-GAAP measure to earnings per share calculated on a US GAAP basis is provided in the attached table.

“DENTSPLY achieved record adjusted earnings for the second quarter driven by an acceleration of internal growth in the U.S. and expansion of adjusted operating margins,” said Bret Wise, Chairman and Chief Executive Officer. “Although we are pleased with our second quarter performance, market conditions continue to be difficult in Europe and movement of currency exchange rates has created some further headwind in the second half of the year. As a result, we are revising our expectations for adjusted earnings per share for 2013 to a range of $2.33 to $2.38.”

Additional Information

A conference call is scheduled to begin today at 8:30 a.m. (Eastern Time). Supplemental materials for reference during the call will be available for download in the investor relations section of DENTSPLY's web site, at www.dentsply.com.

A live webcast will be accessible via a link on DENTSPLY's web site at www.dentsply.com. In order to participate in the call, dial (888) 417-2254 for domestic calls, or (719) 325-2490 for international calls. The Conference ID # is 1879202. At that time, you will be able to discuss second quarter 2013 results with DENTSPLY's Chairman and Chief Executive Officer, Mr. Bret Wise, President and Chief Financial Officer, Mr. Chris Clark, and Executive Vice President and Chief Operating Officer, Mr. Jim Mosch.

A rebroadcast of the conference call will be available online at the DENTSPLY web site. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Replay Passcode # 1879202.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other consumable medical device products. The Company believes it is the world's largest manufacturer of consumable dental products for the professional dental market. For over 110 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation and/or governmental enforcement actions, continued support of our products by influential dental and medical professionals, our ability to successfully integrate acquisitions, risks associated with foreign currency exchange rates, and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share. The Company discloses adjusted net income attributable to DENTSPLY International to allow investors to evaluate the performance of the Company's operations exclusive of certain items that impact the comparability of results from period to period and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation. The adjusted net income attributable to DENTSPLY International consists of net income attributable to DENTSPLY International adjusted to exclude the impact of the following:
(1) Acquisition related costs. These adjustments include costs related to integrating recently acquired businesses and specific costs related to the consummation of the acquisition process. These costs are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.
(2) Restructuring and other costs, including legal settlements. These adjustments include both costs and income that are irregular in timing, amount and impact to the Company's financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.
(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Following a significant acquisition in 2011, the Company began recording large non-cash charges related to the values attributed to purchased intangible assets. These charges have been excluded from adjusted net income attributed to DENTSPLY International to allow investors to evaluate and understand operating trends excluding these large non-cash charges.
(4) Income related to credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company's operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
(5) Certain fair value adjustments at an unconsolidated affiliated company. This adjustment represents the fair value adjustment of the unconsolidated affiliated company's convertible debt instrument held by the Company. The affiliate is accounted for under the equity method of accounting. The fair value adjustment is driven by open market pricing of the affiliate's equity instruments, which has a high degree of variability and may not be indicative of the operating performance of the affiliate or the Company.
(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits. These adjustments are irregular in timing and amount and may significantly impact the Company's operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2013	2012	2013	2012

Net sales	$761,010	$762,994	$1,493,094	$1,479,407
Net sales, excluding precious metal content	715,956	698,480	1,388,604	1,364,105

Cost of products sold	346,054	355,525	689,938	679,188

Gross profit	414,956	407,469	803,156	800,219
% of Net sales	54.5%	53.4%	53.8%	54.1%
% of Net sales, excluding precious metal content	58.0%	58.3%	57.8%	58.7%

Selling, general and administrative expenses	289,921	296,034	583,598	600,388

Restructuring and other costs	2,169	2,528	2,834	3,765

Operating income	122,866	108,907	216,724	196,066
% of Net sales	16.1%	14.3%	14.5%	13.3%
% of Net sales, excluding precious metal content	17.2%	15.6%	15.6%	14.4%

Net interest and other expense	13,487	13,321	29,451	27,288

Income before income taxes	109,379	95,586	187,273	168,778

Provision for income taxes	22,870	14,875	26,412	29,590

Equity in net earnings (loss) of
unconsolidated affiliated company	2,182	1,329	403	(2,919)

Net income	88,691	82,040	161,264	136,269
% of Net sales	11.7%	10.8%	10.8%	9.2%
% of Net sales, excluding precious metal content	12.4%	11.7%	11.6%	10.0%

Less: Net income attributable to noncontrolling interests	1,463	1,276	2,351	2,220

Net income attributable to DENTSPLY International	$87,228	$80,764	$158,913	$134,049

% of Net sales	11.5%	10.6%	10.6%	9.1%
% of Net sales, excluding precious metal content	12.2%	11.6%	11.4%	9.8%

Earnings per common share:
Basic	$0.61	$0.57	$1.11	$0.95
Dilutive	$0.60	$0.56	$1.10	$0.93

Cash dividends declared per common share	$0.0625	$0.0550	$0.1250	$0.1100

Weighted average common shares outstanding:
Basic	142,922	141,737	142,849	141,729
Dilutive	145,133	143,863	145,107	143,908

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2013	2012
Assets

Current Assets:

Cash and cash equivalents	$57,027	$80,132
Accounts and notes receivable-trade, net	499,006	442,412
Inventories, net	433,189	402,940
Prepaid expenses and other current assets	180,811	185,612
Total Current Assets	1,170,033	1,111,096

Property, plant and equipment, net	605,028	614,705
Identifiable intangible assets, net	786,667	830,642
Goodwill, net	2,158,529	2,210,953
Other noncurrent assets, net	154,426	204,901

Total Assets	$4,874,683	$4,972,297

Liabilities and Equity

Current liabilities	$890,615	$927,780
Long-term debt	1,123,792	1,222,035
Deferred income taxes	218,624	232,641
Other noncurrent liabilities	353,556	340,398
Total Liabilities	2,586,587	2,722,854

Total DENTSPLY International Equity	2,250,185	2,208,698
Noncontrolling interests	37,911	40,745
Total Equity	2,288,096	2,249,443

Total Liabilities and Equity	$4,874,683	$4,972,297

DENTSPLY INTERNATIONAL INC.
(In thousands)

Supplemental Summary Cash Flow Information:

Six Months Ended June 30, 2013

	Six Months Ended June 30,
	2013	2012

Net Cash Provided by Operating Activities	$131,868	$103,395
Net Cash Used in Investing Activities	$136,188	$58,507
Net Cash Used in Financing Activities	$15,436	$67,414

Depreciation	$41,743	$40,357
Amortization	$23,434	$28,014
Capital Expenditures	$46,151	$42,986
Cash Dividends Paid	$16,928	$15,706

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Three Months Ended June 30, 2013
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$122,866	17.2%

Amortization of Purchased Intangible Assets	11,480	1.5%

Restructuring and Other Costs, including Legal Settlements	2,285	0.3%

Acquisition-Related Activities	1,132	0.2%

Adjusted Non-US GAAP Operating Income	$137,763	19.2%

Three Months Ended June 30, 2012
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$108,907	15.6%

Amortization of Purchased Intangible Assets	12,685	1.9%

Acquisition-Related Activities	4,902	0.7%

Restructuring and Other Costs	2,910	0.4%

Orthodontic Business Continuity Costs	345	—%

Adjusted Non-US GAAP Operating Income	$129,749	18.6%

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported US GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-US GAAP financial measures.

Six Months Ended June 30, 2013
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$216,724	15.6%

Amortization of Purchased Intangible Assets	23,415	1.6%

Acquisition-Related Activities	3,269	0.3%

Restructuring and Other Costs, including Legal Settlements	3,058	0.2%

Adjusted Non-US GAAP Operating Income	$246,466	17.7%

Six Months Ended June 30, 2012
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$196,066	14.4%

Amortization of Purchased Intangible Assets	28,047	2.1%

Acquisition-Related Activities	12,436	1.0%

Restructuring and Other Costs	4,640	0.3%

Orthodontic Business Continuity Costs	961	—%

Adjusted Non-US GAAP Operating Income	$242,150	17.8%

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per common share basis to the non-US GAAP financial measures.

Three Months Ended June 30, 2013
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$87,228	$0.60

Amortization of Purchased Intangible Assets, Net of Tax	8,002	0.06

Restructuring and Other Costs, including Legal Settlements, Net of Tax	1,962	0.01

Acquisition Related Activities, Net of Tax	746	0.01

Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	457	—

Income Tax-Related Adjustments	(118)	—

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	(2,446)	(0.02)

Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$95,831	$0.66

Three Months Ended June 30, 2012
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$80,764	$0.56

Amortization of Purchased Intangible Assets, Net of Tax	9,007	0.06

Acquisition Related Activities, Net of Tax	2,993	0.02

Restructuring and Other Costs, Net of Tax	1,990	0.02

Orthodontics Business Continuity Costs, Net of Tax	213	—

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	(1,060)	(0.01)

Income Tax-Related Adjustments	(5,380)	(0.03)

Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$88,527	$0.62

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported US GAAP net income attributable to DENTSPLY International and on a per common share basis to the non-US GAAP financial measures.

Six Months Ended June 30, 2013
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$158,913	$1.10

Amortization of Purchased Intangible Assets, Net of Tax	16,378	0.11

Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	3,190	0.02

Restructuring and Other Costs, including Legal Settlements, Net of Tax	2,501	0.02

Acquisition Related Activities, Net of Tax	2,099	0.01

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	(519)	—

Income Tax-Related Adjustments	(11,505)	(0.08)

Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$171,057	$1.18

Six Months Ended June 30, 2012
	Net	Per Diluted
	Income	Common Share

Net Income Attributable to DENTSPLY International	$134,049	$0.93

Amortization of Purchased Intangible Assets, Net of Tax	19,989	0.14

Acquisition Related Activities, Net of Tax	7,789	0.05

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	3,595	0.03

Restructuring and Other Costs, Net of Tax	3,154	0.02

Orthodontics Business Continuity Costs, Net of Tax	621	—

Income Tax-Related Adjustments	(5,414)	(0.03)

Adjusted Non-US GAAP Net Income Attributable to DENTSPLY International	$163,783	$1.14

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Three Months Ended June 30, 2013
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$109,379	$(22,870)	20.9%

Amortization of Purchased Intangible Assets	11,480	(3,478)

Restructuring and Other Costs, including Legal Settlements	2,285	(323)

Acquisition-Related Activities	1,132	(386)

Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	744	(287)

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company	(45)	14

Income Tax-Related Adjustments	—	(118)

As Adjusted - Non-US GAAP Operating Results	$124,975	$(27,448)	22.0%

Three Months Ended June 30, 2012
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$95,586	$(14,875)	15.6%

Amortization of Purchased Intangible Assets	12,685	(3,678)

Acquisition-Related Activities	4,902	(1,909)

Restructuring and Other Costs	2,910	(920)

Orthodontics Business Continuity Costs, Net of Tax	345	(132)

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company	(95)	30

Income Tax-Related Adjustments	—	(5,378)

As Adjusted - Non-US GAAP Operating Results	$116,333	$(26,862)	23.1%

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported US GAAP effective tax rate as a percentage of income before income taxes to the non-US GAAP financial measure.

Six Months Ended June 30, 2013
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$187,273	$(26,412)	14.1%

Amortization of Purchased Intangible Assets	23,415	(7,037)

Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	5,195	(2,005)

Acquisition-Related Activities	3,269	(1,170)

Restructuring and Other Costs, including Legal Settlements	3,058	(557)

Gain on Fair Value Adjustments at an Unconsolidated Affiliated Company	(13)	4

Income Tax-Related Adjustments	—	(11,505)

As Adjusted - Non-US GAAP Operating Results	$222,197	$(48,682)	21.9%

Six Months Ended June 30, 2012
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - US GAAP Operating Results	$168,778	$(29,590)	17.5%

Amortization of Purchased Intangible Assets	28,047	(8,058)

Acquisition-Related Activities	12,436	(4,647)

Restructuring and Other Costs	4,640	(1,486)

Orthodontics Business Continuity Costs, Net of Tax	961	(340)

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company	178	(54)

Income Tax-Related Adjustments	—	(5,414)

As Adjusted - Non-US GAAP Operating Results	$215,040	$(49,589)	23.1%